Exhibit 2

                   SCHEDULES TO THE ASSET PURCHASE AGREEMENT
             AMONG RESEARCH SEEDS, INC., HALSEY SEED COMPANY, INC.,
                             AND AGRIBIOTECH, INC.
                             ---------------------

Schedule No.    Description
- - -----------     -----------

1(a)      The Inventory
1(b)      The Real Property
1(c)      The Buildings and Improvements
1(d)      The Equipment and Machinery
1(e)      The Office Furniture and Fixtures
1(f)      The Automobiles, Trucks, Vehicles and Forklifts
1(g)      The Miscellaneous Equipment and Hand Tools
1(i)      The Pre-Paid Assets
1(j)      The Trade Names
1(k)      The Trademarks
1(l)      The Customer List
1(o)      The Accounts Receivable
1(p)      The Assumed Liabilities
2(f)      The Accounts Payable
2(g)      The Customer Advances
2(h)      The Adjusted Purchase Price
4(a)      The Excluded Assets
7(a)      Exceptions to Title
7(c)      Legal Proceedings
7(e)      Material Agreements Including Assigned Agreements
7(f)      Violations or Restrictions
7(g)      Court Orders and Decrees
7(i)      Governmental Licenses
7(j)      Environmental Claims
7(k)      Employee Benefit Plans
7(n)      The Seller's Financial Statements
7(o)      Undisclosed Liabilities and Conditions
7(p)      Compliance with Laws
7(r)      Changes Outside of Ordinary Course
7(t)      Non-Cancelable Labor Contracts


                    EXHIBITS TO THE ASSET PURCHASE AGREEMENT
             AMONG SEED RESEARCH, INC., HALSEY SEED COMPANY, INC.,
                             AND AGRIBIOTECH, INC.
                             ---------------------

Exhibit No.     Description
- - ----------      -----------

2(d)      Form of Non-Competition Agreement
3(b)      Form of Lock-Up Agreement
7(n)      The Seller's Unaudited Financial Statements
12(f)     Form of the Seller's Legal Opinion
12(l)     Form of Assumption and Assignment Agreements
12(s)     Phase I Environmental Study
12(t)     The Seller's Audited Financial Statements
13(d)     Form of the Buyer's Legal Opinion